THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN TERMS IN THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE MARKED WITH AN ASTERISK [*] AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

AMENDMENT #1

To the Automatic Yearly Renewable Term Agreement

AUTOMATIC YEARLY RENEWABLE TERM AGREEMENT

Agreement Number: No. 08-004-TL

With Coverage Effective Date of September 1, 2008

(“Agreement”)

between

FARMERS NEW WORLD LIFE INSURANCE COMPANY

(a corporation organized under the laws of the State of Washington having its principal place of business in Mercer Island, Washington;

hereinafter referred to as the CEDING COMPANY)

and

ACE LIFE INSURANCE COMPANY

d/b/a ACE Tempest Life Re USA

(having its principal place of business in Stamford, Connecticut;

hereinafter referred to as the REINSURER)

FNWL Agreement No. 08-004-TL

Coverage Effective 9-01-2008

Effective September 1, 2008 this Amendment #1 is hereby attached to and becomes part of the above described Agreement.

It is mutually agreed that Exhibit I of the Agreement is hereby replaced in its entirety by the attached Exhibit I.

This Amendment #1 may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than both, but together signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date the last signature below is affixed hereto.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

Signature

Printed Name:

Title:

ACE LIFE INSURANCE COMPANY

Signature

Printed Name:

Title:

FNWL Agreement No. 08-004-TL

Coverage Effective 9-01-2008

Exhibit I

Reinsurance Premium Rates

The following rates will be paid by CEDING COMPANY to REINSURER on an annually in advance basis regardless of policyholder premium frequency. The Reinsurance Premiums shall equal the 75-80 Select and Ultimate, Sex Distinct Tables, including the Manulife Older Age Extensions multiplied by the applicable Pay Percents, on an Age Last Percentage basis. The percentages vary by underwriting class. The flat extra substandard expense allowances, and the policy fee allowances are indicated at the bottom of the table.

Yearly Renewable Term Pay Percentages for years 2+

(Standard & Substandard Table Ratings )

(Automatic YRT Reinsurance and Facultative Reinsurance)

Plan Type	Band 1 Adults only	Band 2 Adults only

VUL	Premium [*]	Premium [*]%
	Preferred [*]	Preferred [*]%
	Non-Nic [*]%	Non-Nic [*]%
	Nicotine [*]%	Nicotine [*]%

[*]

The pay percentages shown assume both reinsurance premiums and coverage cease at attained age 100.

Flat Extra Substandard Premium Allowances

Temporary:	[*]% All Years

Permanent:	[*]% First Year,
[*]% Renewal Years

Policy fees are not reinsured.

FNWL Agreement No. 08-004-TL

Coverage Effective 9-01-2008